UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2025

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On June 6, 2025, the board of directors of Starwood Real Estate Income Trust, Inc. (the “Company”) amended the Company’s share repurchase plan. As amended, beginning with repurchases during the month of June 2025, the Company will limit share repurchases to 0.5% of the aggregate net asset value (“NAV”) per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month), which is an increase from the prior limit of 0.33% of NAV per month. In addition, beginning July 1, 2025, the share repurchase plan has been amended such that the Company will limit share repurchases to 1.5% of NAV per quarter (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding quarter), which is an increase from the prior limit of 1.0% of NAV per quarter. As a result of these changes, the limit for the quarter ending June 30, 2025 is approximately 1.16% of the aggregate NAV (measured using the aggregate NAV attributable to stockholders as of March 31, 2025).

The Company’s board of directors further amended the Company’s share repurchase plan so that in the event that the Company determines to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis subject to the following repurchase priority. First, repurchase requests made upon the death or qualifying disability of a stockholder who is a natural person (subject to the same terms and conditions as waivers of the share repurchase plan’s early repurchase deduction) will be repurchased in full to the extent there are available funds up to a limit of $5 million of NAV per month. Second, repurchase requests that would result in the account having a balance below $2,500 will be repurchased in full to the extent there are available funds. Thereafter, any remaining funds will be used to repurchase all other shares submitted for repurchase during such month on a pro rata basis.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, acquisitions, dispositions, liquidity, future operations, future performance and the Company’s share repurchase plan. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s annual report for the most recent fiscal year, and any such updated factors included in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or the Company’s public filings). Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: June 9, 2025	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary